Exhibit 23.3

[SILVERMAN, OLSON, THORVILSON & KAUFMANN LETTERHEAD]

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 No. 33-42259 pertaining to the CytRx Corporation 1986 Stock Option Plan, No. 33-93816 pertaining to the CytRx Corporation 1994 Stock Option Plan, No. 33-93818 pertaining to the CytRx 1995 Stock Option Plan, No. 333-84657 pertaining to the CytRx Corporation 1998 Long Term Incentive Plan No. 333-68200 pertaining to the CytRx Corporation 2000 Long Term Incentive Plan and to the Registration Statements on Form S-3 Nos. 33-93820, 333-39607, 333-44043, 333-48837, 333-45652, 333-33792 and 333-68092 of CytRx Corporation and in the related prospectuses of our report dated March 26, 2002, with respect to the financial statements and schedule of Blizzard Genomics, Inc. included in this Current Report (Form 8-K) and in CytRx Corporation’s Proxy Statement with respect to its 2002 Annual Stockholders’ Meeting.

/s/ Silverman Olson Thorvilson & Kaufmann, LTD
SILVERMAN OLSON THORVILSON & KAUFMANN, LTD
May 24, 2002